UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
____________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 16, 2012, Libbey Inc. (“we,” “us,” “our” or “Libbey”) announced the appointment, effective August 1, 2012, of:

•	Richard I. Reynolds (currently Executive Vice President and Chief Financial Officer) as Executive Vice President, Strategy Program Management; and

•	Sherry Buck as Vice President, Chief Financial Officer.

In addition, on July 18, 2012, Libbey announced the appointment, effective August 1, 2012, of Daniel P. Ibele (currently Vice President, Global Sales & Marketing) to the newly-created position of Vice President, General Manager, U.S. and Canada.
Appointment of Mr. Reynolds as EVP, Strategy Program Management
Mr. Reynolds, 65, has served as Executive Vice President and Chief Financial Officer since June 2010. From 1995 until June 2010, Mr. Reynolds served as Executive Vice President and Chief Operating Officer. In his new position, Mr. Reynolds's salary and incentive compensation targets will remain the same. However, the Compensation Committee of our Board of Directors has awarded to Mr. Reynolds 36,000 restricted stock units (RSUs) that will vest 50% on January 2, 2014 and 50% on January 2, 2015, provided that he remains employed by Libbey through the first to occur of December 31, 2013 or the date on which Libbey requests that he retire. The grant date for this award of RSUs is August 1, 2012. The Compensation Committee made this award in order to reward Mr. Reynolds for postponing his retirement so that we may utilize his considerable knowledge of the organization gained during his tenures as COO and CFO to establish and run a Strategy Program Management Office and assist in Ms. Buck's transition into her new role. The purpose of the Strategy Program Management Office is to assist the CEO in ensuring the progress tracking of work streams and key process indicators associated with the successful implementation of the Company's new strategy.
Appointment of Ms. Buck as Vice President, Chief Financial Officer
Ms. Buck, 48, comes to Libbey from Whirlpool Corporation (NYSE: WHR), which she joined in 1993 and where she has served most recently as CFO, Global Product and Enterprise Cost Leadership since October 2010. From 2009 to October 2010, Ms. Buck was Vice President, Finance - U.S., and from 2007 to the end of 2008 she served as Vice President, Cost Leadership. Previous roles with Whirlpool included Vice President, Finance - International and Corporate Vice President, Business Performance Management.
In connection with Ms. Buck's appointment, we will pay Ms. Buck an annual base salary of $350,000. Ms. Buck will be eligible under our Senior Management Incentive Plan (which we refer to as our “SMIP”) for an annual cash incentive award in a target amount equal to 60% of her annual base salary. Ms. Buck is eligible to earn up to 200% of her target SMIP award. For 2012, Ms. Buck is entitled to an award under the SMIP that is prorated to reflect her August 1 start date but in no event is less than $160,430.
Ms. Buck also will be eligible for long-term incentive awards under Libbey's long-term incentive plan, with a target payout equal to 110% of her annual base salary. Currently, the target award has three components: (a) a performance-based cash award (40%); (b) RSUs (40%); and (c) non-qualified stock options (NQSOs) (40%). Ms. Buck will be eligible to participate, on a pro rata basis, in the cash component portion of the program for the 2010-12 performance cycle (which we refer to as our “2010 LTIP”), the 2011-13 performance cycle (which we refer to as our “2011 LTIP”) and the 2012-2014 performance cycle (which we refer to as our “2012 LTIP”). Under each of our 2010 LTIP, our 2011 LTIP and our 2012 LTIP, cash awards are payable if and to the extent we achieve, over a 3-year performance cycle, cumulative EBITDA (as may be adjusted) equal to the sum of EBITDA budgeted for each of the 3 years during the performance cycle. A more detailed description of our long-term incentive program is contained in our proxy statement dated April 5, 2012.
Pursuant to our long-term incentive plan, the Compensation Committee of our Board of Directors has granted to Ms. Buck, effective as of August 1, 2012, the following awards:

•
NQSOs that (i) have a grant date fair value, based on a Black Scholes valuation, equal to $77,000; (ii) vest 25% on each of the first, second, third and fourth anniversaries of the grant date (August 1, 2012); and (iii) have an exercise price equal to the closing price of our common stock on the NYSE MKT stock exchange on the grant date.

•	RSUs that have a grant date fair value equal to $154,000 based on the average closing price of our common stock over a period of 60 consecutive trading days ending on the grant date.

The Compensation Committee of our Board of Directors also has granted to Ms. Buck, effective as of August 1, 2012, the following special grants RSUs and NQSOs:

•	10,000 RSUs and 10,000 NQSOs that vest 25% on each of the first, second, third and fourth anniversaries of the grant date; and

•	15,750 NQSOs that will vest on the fourth anniversary of the grant date.

The exercise price of these special grants of NQSOs will be equal to the closing price of our common stock on the NYSE MKT stock exchange on the grant date.
Ms. Buck is entitled to participate in other benefit programs generally available to other executive officers or salaried employees, including, but not limited to, the Libbey Inc. Retirement Savings Plan, the Libbey Inc. Executive Deferred Compensation Plan, financial planning and tax services and relocation services, including temporary housing and storage until the earlier of her permanent relocation or six (6) months.
Ms. Buck will receive the benefits provided under Libbey's Executive Severance Policy if her employment is terminated by Libbey without cause and she executes a release from liability that also includes covenants not to disparage Libbey or solicit its employees and covenants not to compete with Libbey for a period of 12 months after termination of employment. Under the Executive Severance Policy, if Libbey were to terminate Ms. Buck's employment without cause before she attains at least 20 years of service, Ms. Buck would be entitled to 52 weeks' salary continuation and to annual and long-term incentive compensation, to the extent actually earned, for any performance period that ended prior to the termination date. The salary continuation would be subject to the six-month delay imposed by Internal Revenue Code Section 409A. Payment of any such incentive compensation would be made between January 1 and March 15 of the year following the end of the relevant performance period. Ms. Buck also would be entitled to continued medical, prescription drug and dental benefits during that 52-week period, provided that she pays the active-employee contributions for those benefits. Under the Executive Severance Policy, Libbey would be entitled to terminate Ms. Buck for “cause” if: (i) she willfully and continuously fails (other than as a result of her incapacity due to physical or mental illness) to substantially perform her duties with Libbey after the Board has delivered to her a written demand for substantial performance that specifically identifies the manner in which the Board believes that she has not substantially performed her duties; (ii) she willfully and continuously fails (other than as a result of her incapacity due to physical or mental illness) to substantially follow and comply with the specific and lawful directives of the Board, after the Board has delivered to her a written demand for substantial performance that specifically identifies the manner in which the Board believes that she has not substantially followed or complied with the directives of the Board; (iii) she commits an act of fraud or dishonesty that causes harm to Libbey; (iv) she fails to comply with a material policy or code of conduct of Libbey; (v) she materially breaches any material obligation under any written agreement with Libbey; (vi) she engages in illegal conduct or gross misconduct that causes harm to Libbey; or (vii) she has been convicted of a misdemeanor or felony that (A) is directly related to the position that she occupies with Libbey or (B) indicates that she is unsuitable for the position that she occupies with Libbey.
In addition, Libbey will enter into a Change in Control Agreement with Ms. Buck. The Change in Control Agreement will provide that, upon a termination by Libbey without Cause or a termination by Ms. Buck for Good Reason (in each case as defined below) within two years following a Change in Control or if a Change in Control occurs within six months following a termination by Libbey without Cause or a termination by Ms. Buck for Good Reason, she will receive the following benefits:

•	Accrued base salary, vacation pay and expense reimbursement;

•
Any amount or benefits to which Ms. Buck is entitled under any pension plan, retirement savings plan, equity participation plan, stock purchase plan, medical benefit plan or other benefit plan or employment policy maintained by Libbey in accordance with the terms of the plan, policy or arrangement;

•	Any incentive compensation earned but not yet paid for a performance period ended prior to the date of termination at the time it would otherwise have been paid but for the termination;

•	A lump sum payment equal to two times annual base salary plus target annual incentive;

•	Continuation of medical and life insurance benefits for 18 months after termination or until she receives medical and/or life insurance coverage through a future employer, if earlier than 18 months;

•	Executive level outplacement services paid by Libbey in an amount not to exceed 15% of Ms. Buck's annual base salary; and

•	Financial planning services paid by Libbey in an amount not to exceed $10,000.

As defined in the Change in Control Agreement, “Cause” means (i) Ms. Buck's willful and continued failure (other than as a result of incapacity due to physical or mental illness or after Ms. Buck issues a notice of termination for Good Reason) to substantially perform her duties, after the Board of Directors delivers to her a written demand for substantial performance that specifically identifies the manner in which the Board believes that she has not substantially performed her duties; (ii) Ms. Buck's willful and continued failure (other than as a result of incapacity due to physical or mental illness or after issuance of a notice of termination for Good Reason) to substantially follow and comply with the specific and lawful directives of the Board of Directors, as reasonably determined by the Board, after the Board delivers to Ms. Buck a written demand that specifically identifies the manner in which the Board believes that she has not substantially followed or complied with the directives of the Board; (iii) Ms. Buck's commission of an act of fraud or dishonesty that results in harm to Libbey or the failure to comply with a material policy or code of conduct of Libbey as in effect from time to time; (iv) Ms. Buck's material breach of any material obligation under the Change in Control Agreement or any other written agreement between Ms. Buck and Libbey; or (v) Ms. Buck's willful engagement in illegal conduct or gross misconduct causes harm to Libbey.
As defined in the Change in Control Agreement, “Good Reason” means (i) Ms. Buck ceases to be an officer of the Company; (ii) a reduction of Ms. Buck's base salary that is not applicable to other officers in the same or similar manner; (iii) a material reduction of Ms. Buck's incentive compensation opportunity that is not applicable to all other officers in the same or similar manner; (iv) a reduction or elimination of an executive benefit or an employee benefit and the reduction is not applicable to all other officers in the same or similar manner; or (v) Libbey materially breaches the Change in Control Agreement and does not remedy such breach prior to the expiration of 60 days after receipt of written notice of the breach given by Ms. Buck to Libbey.
Finally, as defined in the Change in Control Agreement, “Change in Control” means the occurrence of any of the following events:

•
A person (other than Libbey, any trustee or other fiduciary holding securities under one of our employee benefit plans, or any corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of our common stock) becomes the "beneficial owner," directly or indirectly, of securities representing 30% or more of the combined voting power of our then-outstanding securities;

•
The consummation of a merger or consolidation pursuant to which we are merged or consolidated with any other corporation (or other entity), unless our voting securities outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of securities of the surviving entity outstanding immediately after the merger or consolidation;

•	A plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets is consummated; or

•
During any period of 2 consecutive years (not including any period prior to the execution of the agreement), Continuing Directors (as defined below) cease for any reason to constitute at least a majority of our Board. Continuing Directors means (i) individuals who were members of the Board at the beginning of the 2-year period referred to above and (ii) any individuals elected to the Board, after the beginning of the 2-year period referred to above, by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved in accordance with this provision. However, an individual who is elected to the Board after the beginning of the 2-year period referred to above will not be considered to be a Continuing Director if the individual was designated by a person who has entered into an agreement with us to effect a transaction that otherwise meets the definition of a change in control.

A person typically is considered to be the "beneficial owner" of securities if the person has or shares the voting power associated with those securities.
Appointment of Mr. Ibele as Vice President, General Manager, U.S. and Canada
In connection with Mr. Ibele's appointment, his annual base salary will be increased, effective August 1, 2012, from $340,014 to $354,000. His incentive compensation targets will not be changed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1        Change in Control Agreement effective August 1, 2012 (as to Ms. Buck).

10.2        Executive Severance Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: July 19, 2012	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Change in Control Agreement effective August 1, 2012 (as to Ms. Buck).

10.2	Executive Severance Compensation Policy